      As filed with the Securities and Exchange Commission on May 26, 2000.

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                KOSS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       Delaware                 39-1168275
               (State of Incorporation)   I.R.S. Employer I.D. No.

         4129 North Port Washington Avenue, Milwaukee, Wisconsin   53212
               (Address of Principal Executive Offices)          (Zip Code)


                  KOSS CORPORATION 1990 FLEXIBLE INCENTIVE PLAN
                            (Full title of the plan)

                                 Michael J. Koss
                      President and Chief Executive Officer
                                Koss Corporation
                        4129 North Port Washington Avenue
                           Milwaukee, Wisconsin 53212

                     (Name and address of agent for service)

                                  414-964-5000
                     (Telephone number, including area code
                              of agent for service)
                            -------------------------

                                 With a copy to:

                             Richard W. Silverthorn
                          Whyte Hirschboeck Dudek S.C.
                      111 East Wisconsin Avenue, Suite 2100
                           Milwaukee, Wisconsin 53202
                                  414-273-2100

                         CALCULATION OF REGISTRATION FEE


                                                                     Proposed           Proposed
                                                                     maximum            maximum
Title of Securities                      Amount to                 offering price        aggregate                 Amount
to be registered                       be registered                 per share          offering price             of fee
----------------                       -------------                 ---------          --------------             ------
Common Stock, $.0l par                 323,030 shares                $15.4375           (1) $4,986,776             $1,317

(1) For the purpose of computing the registration fee, Koss Corporation (the "Registrant") has used the exercise price of $15.4375 per share for all options, in accordance with Rule 457(h). This constitutes the average of the high and the low prices of the Common Stock as reported on May 24, 2000.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the same employee benefit plan is effective, the contents of the following documents filed by the Registrant with the Securities Exchange Commission (Commission File No. 0-3295) are incorporated herein by reference:

         (a) The Registrant's latest annual report filed pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in paragraph (a) above.

         (c) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

         (d) The Registrant's Registration Statement on Form S-8 for the Koss Corporation 1990 Flexible Incentive Plan, Registration Number 33-60804.

         All reports and other documents subsequently filed by the Registrant or the Koss Corporation 1990 Flexible Incentive Plan (the "Plan") pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

5.1 Opinion of Whyte Hirschboeck Dudek S.C. as to the legality of the stock being registered.
23.1     Consent of PricewaterhouseCoopers LLP.
23.3     Consent of Whyte Hirschboeck Dudek S.C. included as part of Exhibit
         5.1.
24.1     Power of Attorney.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on May 26, 2000.

                                          KOSS CORPORATION

                                          By: /s/ Michael J. Koss
                                              __________________________________
                                              Michael J. Koss, President

                                  EXHIBIT 24.1

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Koss and Richard W. Silverthorn, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                       Title                                       Date
    ---------                                       -----                                       ----
/s/ Michael J. Koss
-----------------------------------                 President, Chief Executive                    May 1, 2000
    Michael J. Koss                                 Officer, Chief Operating Officer,                ---
                                                    Chief Financial Officer and Director


/s/ Sujata Sachdeva
-----------------------------------                 Vice President-Finance                        May 1, 2000
    Sujata Sachdeva                                 (Principal Accounting Officer)                   ---



/s/ John C. Koss
-----------------------------------                 Director and Chairman                         May 1, 2000
    John C. Koss                                                                                     ---


/s/ Thomas L. Doerr
-----------------------------------                 Director                                      May 1, 2000
    Thomas L. Doerr                                                                                  ---

/s/ Victor L. Hunter
-----------------------------------                 Director                                      May 1, 2000
    Victor L. Hunter                                                                                 ---



/s/ Lawrence S. Mattson
-----------------------------------                 Director                                      May 1, 2000
    Lawrence S. Mattson                                                                              ---


/s/ Martin F. Stein
-----------------------------------                 Director                                      May 1, 2000
    Martin F. Stein                                                                                  ---


/s/ John J. Stollenwerk
-----------------------------------                 Director                                      May 1, 2000
    John J. Stollenwerk                                                                              ---


                                INDEX TO EXHIBITS



   EXHIBIT
     NO.                   DESCRIPTION                FILED HEREWITH                INCORPORATED BY REFERENCE
     ---                   -----------                --------------                -------------------------
 3.1          Certificate of Incorporation of the                         Incorporated by reference from Exhibit 3.1 to
              Registrant, effective as of May 26,                         the Registrant's Annual Report on Form 10-K
              2000.                                                       for the year ended June 30, 1996 (Commission
                                                                          File No. 0-32957)


 3.2          By-Laws of the Registrant,                                  Incorporated by reference from Exhibit 3.2 to
              effective as of May 26, 2000.                               the Registrant's Annual Report on Form 10-K
                                                                          for the year-ended June 30, 1996 (Commission
                                                                          File No. 0-3295)


 5.1          Opinion of Whyte Hirschboeck Dudek              x
              S.C. as to the legality of the stock
              being registered.


 23.1         Consent of PricewaterhouseCoopers LLP.          x


 23.3         Consent of Whyte Hirschboeck Dudek         (Included in
              S.C.                                       Exhibit 5.1)

 24.1         Power of Attorney.                         (Included in
                                                       Signature Page)
